UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 28, 2014

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct NE Marietta, GA	30062 (Zip Code)
(Address of principal executive offices)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders of MiMedx Group, Inc. (the “Company”) held on July 28, 2014, the Company’s shareholders approved the Company's Assumed 2006 Stock Incentive Plan, as amended (the "Plan"). The Plan, as amended, includes an increase in the number of shares of Company common stock available for issuance under the Plan from 22,500,000 to 26,500,000. The Board of Directors of the Company had previously approved an amendment to the Plan (which is part of the Plan, as amended) on February 25, 2014, subject to shareholder approval.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 28, 2014, the Company held its Annual Meeting of Shareholders. There were three proposals acted upon at that meeting. All nominees for director were elected (Proposal 1) and Proposals 2 and 3 were approved. The following is a description of each item and the votes cast for each:

Proposal 1: The election of directors

	For	Withheld	Broker Non votes
Charles R. Evans (Class I)	46,643,004	879,844	35,024,131
Charles E. Koob (Class I)	44,064,826	3,458,022	35,024,131
Neil S. Yeston (Class I)	35,768,186	11,754,662	35,024,131
William C. Taylor (Class II)	44,064,924	3,457,924	35,024,131

Proposal 2: Approval of the Company’s Assumed 2006 Stock Incentive Plan, as amended

	For	Against	Abstain	Broker Non votes
Total shares voted	27,557,244	18,848,453	1,117,151	35,024,131

Proposal 3: Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm

	For	Against	Abstain
Total shares voted	81,632,059	65,980	848,940

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Assumed 2006 Stock Incentive Plan as Amended and Restated Effective February 25, 2014, (filed as Exhibit 10.2 to the Company's 8-K filed on March 3, 2014, and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: July 31, 2014	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assumed 2006 Stock Incentive Plan as Amended and Restated Effective February 25, 2014, (filed as Exhibit 10.2 to the Company's 8-K filed on March 3, 2014, and incorporated by reference herein)

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